Exhibit 10.14
SEPARATION AND RELEASE AGREEMENT
This SEPARATION AND RELEASE AGREEMENT (“Separation Agreement”) is made and entered into by and between Michael Reed (“Executive”) and Deluxe Corporation (“Deluxe”).
WHEREAS, Executive has been employed by Deluxe, most recently as Deluxe’s SVP, President, B2B (“President B2B”);
WHEREAS, on the terms set forth herein, by mutual agreement of the parties, Executive will cease to be Deluxe’s President B2B;
WHEREAS, Deluxe and Executive would like Executive to provide services to Deluxe for a period of time following the end of Executive’s employment as President B2B;
WHEREAS, Executive and Deluxe wish to fully and finally settle all issues, differences, and claims, whether potential or actual, between Executive and Deluxe, including, but not limited to, any claims that might arise out of Executive’s employment with Deluxe or Executive’s separation from Deluxe;
WHEREAS, based on the foregoing, Deluxe and Executive desire to enter into this Separation Agreement to effect Executive’s separation from Deluxe on the terms and conditions set forth herein.
NOW, THEREFORE, the parties agree as follows:
1.Continued Employment and Separation Date. Provided Executive signs and does not revoke or rescind this Separation Agreement, as described in Section 6, the following will occur:
a.Transition Period. Executive’s employment as President B2B will end on January 10, 2024 (the “Transition Date”). On the Transition Date, Executive will move to a position providing transition services to Deluxe. From the Transition Date through Executive’s last day of employment (the “Transition Period”), Executive will be employed by Deluxe in the capacity of Special Advisor to Deluxe’s CEO. Executive’s employment as Special Advisor to Deluxe’s CEO will continue through April 30, 2024, subject to extension of that date by mutual agreement. During the Transition Period, Executive will not enter into any agreements on behalf of Deluxe. Until the Transition Date and during the Transition Period, Executive’s compensation and benefits will continue as in effect as of the date Deluxe executes this Agreement. During the Transition Period, Executive will perform such duties as are reasonably assigned by Deluxe’s CEO.
b.Separation Date. Except as provided in this Separation Agreement, all benefits and privileges of Executive’s employment with Deluxe will end as of close of business of the last day of the Transition Period (the “Separation Date”).

2.Consideration by Executive. As consideration for Deluxe’s promises and obligations under this Separation Agreement, Executive agrees to the following:
a.First Release of Claims. On or within 45 days after January 10, 2024, Executive will sign this Separation Agreement containing the release of claims in Section 4.
b.Second Release of Claims. On or within 45 days after the Separation Date, as defined in Section 1.b. above, Executive will sign a second release in the form attached to this Separation Agreement as Exhibit A (the “Second Release”).
3.Consideration by Deluxe. In addition to the opportunity to provide transition services as described in Section 1, in accordance with the Deluxe Corporation Severance Plan for Certain Executive Level Employees dated July 30, 2019 (the “Executive Severance Plan”) and as consideration for Executive’s promises and obligations under this Separation Agreement, Deluxe will provide Executive with the following benefits to which Executive is not otherwise entitled, provided Executive signs and does not revoke or rescind this Separation Agreement, as described in Section 6, and signs and does not revoke or rescind the Second Release as described in the Second Release.
a.Severance. Deluxe will pay Executive an amount equal to twelve (12) months of his base salary as of the Separation Date, less applicable deductions and withholdings, to be paid in accordance with Deluxe’s regular payroll schedule, beginning on the first regular payday that occurs after the Separation Date and is at least ten (10) days following the end of the 15-day rescission period of the Second Release.
b.Prorated Fiscal 2024 Cash Bonus. Deluxe will pay Executive an amount equal to his target annual bonus for 2024, prorated as of the Separation Date. Any such bonus will be calculated in the same manner that Deluxe calculates similar bonuses, and any such bonus will be paid to Executive in 2025 when Deluxe otherwise pays such bonuses to similarly situated employees.
c.One-Time Payment. Deluxe will pay Executive a one-time lump sum payment of Fifty Thousand Dollars ($50,000), to be paid within thirty (30) days after the end of the 15-day rescission period of the Second Release.
4.Release of Claims. As an inducement to Deluxe to enter into this Separation Agreement and in exchange for the consideration provided for in this Separation Agreement, Executive hereby settles any and all claims that he has or may have against Deluxe and its predecessors, successors, assigns, parents, affiliates, subsidiaries and related companies, and its and their respective officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, directors and/or other representatives (collectively, the “Released Parties”) as a result of Deluxe’s hiring of Executive, Executive’s employment with Deluxe, the cessation of Executive’s employment with Deluxe, or any act, occurrence, or omission occurring prior to the date of this Separation Agreement.
For the consideration expressed herein, Executive, on behalf of himself and his heirs, successors, representatives and assigns, hereby releases and discharges the Released Parties from any and all claims, causes of action, liabilities, damages, and right to relief of any kind that Executive has or ever had against the Released Parties, known or unknown, by reason of Executive’s employment with Deluxe and any matter or fact giving rise to this Separation Agreement. Executive’s release of claims is intended to extend to and includes, among other things, claims of any kind arising under or based upon the Age Discrimination in Employment Act, as Amended by the Older Worker’s Benefits Protection Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Fair Credit Reporting Act; the Individual Retirement Income Security Act of 1974; the Equal Pay Act; the Worker Adjustment and Retraining Notification Act; 42 U.S.C. § 1981, the Sarbanes-Oxley Act, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the Fair Credit Reporting Act, the Vocational Rehabilitation Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Lily Ledbetter Fair Pay Act of 2009, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Consumer Credit Protection Act, the American Recovery and Reinvestment Act of 2009, the Families First Coronavirus Response Act, the Uniformed Services Employment and Reemployment Rights Act; Georgia Fair Employment Practices Act of 1978, Ga. Code Ann. §§ 45-19-20 to -46; Ga. Code Ann. §§ 34-5-1 to -7 (equal pay); Georgia Equal Employment for Persons With Disabilities Code, Ga. Code Ann. §§ 34-6A-1 to -6 (physical and mental disabilities); Ga. Code Ann. § 34-1-2 (age discrimination); Ga. Code Ann. § 34-1-3 (jury duty or other mandatory judicial proceeding); Ga. Code Ann. § 21-2-404 (voter leave); the Minnesota Human Rights Act, the Minnesota Equal Pay for Equal Work Law, the Minnesota Fair Labor Standards Act, the Minnesota Labor Relations Act, the Minnesota Occupational Safety and Health Act, the Minnesota Criminal Background Check Act, the Minnesota Lawful Consumable Products Law, the Minnesota Smokers’ Rights Law, the Minnesota Parental Leave Act, the Minnesota Adoptive Parent Leave Law, the Minnesota Whistleblower Act, the Minnesota Drug and Alcohol Testing in the Workplace Act, the Minnesota Workers’ Compensation Law (excluding claims for benefits), the Minnesota Consumer Reports Law, the Minnesota Victim of Violent Crime Leave Law, the Minnesota Domestic Abuse Leave Law, the Minnesota Bone Marrow Donation Leave Law, the Minnesota Military and Service Leave Law, the Minnesota Minimum Wage Law, the Minnesota Drug and Alcohol Testing in the Workplace Act, Minnesota Statutes Chapter 181, Minn. Stat. § 176.82, the Minnesota Constitution, and any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising out the events giving rise to this Separation Agreement.
Executive also agrees and understands that he is giving up any and all other claims, whether grounded in contract or tort theories, including, but not limited to: wrongful discharge; breach of contract (including, without limitation, any claims for unpaid compensation); tortious interference with contractual relations; promissory estoppel; detrimental reliance; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower; intentional or negligent infliction of emotional distress; and claims for punitive damages or attorneys’ fees or any other theory, whether legal or equitable.

Nothing in this Separation Agreement purports to release or waive claims that may not be released or waived as a matter of law, claims based on events, occurrences, or omissions that occur after the date of the Separation Agreement, claims for enforcement of this Separation Agreement, or claims related to any already vested benefits under the terms of any of Deluxe’s benefit plans. Similarly, nothing in this Separation Agreement prevents Executive from challenging the validity of this agreement or from filing any non-legally waivable claim with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), the Occupational Safety and Health Administration (“OSHA”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC, NLRB,

OSHA or comparable state or local agency; however, Executive agrees and understands that the Separation Agreement waives all claims and rights to monetary or other recovery for any legal claims to the fullest extent permitted by law.
This Release of Claims does not prohibit Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission (“SEC”), Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Separation Agreement requires Executive to seek prior authorization of Deluxe to make any such reports or disclosures and Executive does not need and is not required to notify Deluxe that he has made any such reports or disclosures. This Separation Agreement is not intended to and does not restrict Executive from seeking or obtaining an SEC whistleblower award.
Executive understands that under the U.S. Defend Trade Secrets Act of 2016, he will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal. Executive hereby represents that he is not aware of any violation of law which could support such a disclosure.
5.Consideration Period and Advice to Consult with Counsel. Executive is hereby informed that the terms of this Separation Agreement shall be open for acceptance and execution by Executive for a period of forty-five (45) days from Executive’s date of receipt, during which time Executive is advised and encouraged to consult with an attorney of his choice and consider whether to accept this Separation Agreement. Changes to this Separation Agreement, whether material or immaterial, will not restart the running of this forty-five (45) day acceptance period. To receive the consideration provided for in this Separation Agreement, Executive must return a signed and dated original copy of this Separation Agreement to: Jeffrey L. Cotter, Chief Administrative Officer, Senior Vice President and General Counsel, Deluxe Corporation, 801 Marquette Avenue South, Minneapolis, MN 55402; or to jeff.cotter@deluxe.com.
6.Right to Revoke and Rescind. Executive is hereby informed of his right to revoke this Separation Agreement as far as it extends to potential claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq., by written notice to Deluxe within seven (7) calendar days following Executive’s execution of this Separation Agreement. Executive is also informed of his right to rescind his release of claims as far as it extends to potential claims under the Minnesota Human Rights Act (“MHRA”), by written notice within fifteen (15) calendar days following Executive’s execution of this Separation Agreement. Any such revocation or rescission must be made in writing and delivered by hand or by certified mail, return receipt requested, postmarked on or before the last day of the applicable revocation or rescission period to the representative identified in Section 5.
If Executive exercises his right to revoke or rescind his release of claims under the MHRA or ADEA, Deluxe may, at its option, either nullify this Separation Agreement in its entirety, or keep it in effect in all respects other than as to that portion of the release of claims that Executive has revoked or rescinded. Executive agrees and understands that if Deluxe chooses to nullify the Separation Agreement in its entirety, Deluxe will have no obligations under this Separation Agreement or the Executive Severance Plan.
7.Continuation of Benefits. Beginning on the Separation Date, provided Executive qualifies for COBRA continuation coverage, Executive may elect to continue medical and dental insurance benefits under COBRA at Executive’s own expense by paying the premium for such coverage. If Executive does not elect or is not eligible for COBRA continuation coverage, Executive’s group health plan coverage will cease as of the Separation Date. Except as provided in this Separation Agreement, Executive will cease to be and will cease to be treated as an employee of Deluxe for all purposes under all employee retirement and welfare benefit plans and all other plans, programs, policies, and arrangements maintained for employees of Deluxe as of the Separation Date.
8.Unvested Equity or Retention Awards. Executive’s rights with respect to any unvested equity or cash retention awards shall be governed by the terms of the corresponding equity and cash retention agreements. A schedule of Executive’s equity interest is set forth in the spreadsheet, of even date herewith, separately delivered to Executive.
9.Continuing Restrictions and Obligations. Executive acknowledges and agrees that the post-employment restrictions contained in the Non-Competition, Non-Solicitation, Confidentiality and Intellectual Property Agreement entered into by Executive and Deluxe dated November 6, 2019 (the “Confidentiality Agreement”) are reasonable and shall remain in full force and effect according to their terms. Notwithstanding the Post-Employment Restrictions (as defined below), Deluxe agrees to reasonably consider requests from Executive to waive such restrictions in connection with employment Executive obtains collowing the Separation Date.
10.Claims Warranties. Executive represents and warrants that he is not aware of any facts that would establish, tend to establish or in any way support an allegation that any of the Released Parties has engaged in conduct that Executive believes could violate (1) any provision of federal law relating to fraud, including, but not limited to, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or any state or local counterpart; (2) any rule or regulation of the SEC; (3) the federal False Claims Act and/or any state or local or municipal qui tam counterpart (which prohibit the presentation by Deluxe or any affiliate of false claims and statements or the creation of false records or statements in order to obtain payment of federal, state, county or municipal funds, or to avoid refunds of such government funds); and (4) any other federal, state or local law.
11.Representations and Warranties Regarding the FMLA and FLSA. Executive represents and warrants that he is not aware of any facts or circumstances that might justify a claim against the Released Parties for any violation of the Family and Medical Leave Act (“FMLA”) or the Fair Labor Standards Act (“FLSA”) or comparable state statutes. Executive further represents and warrants that he has received any and all wages and/or commissions for work performed and any and all FMLA leave to which Executive may have been entitled.
12.Non-Disparagement. Except in the context of a proceeding with the EEOC, NLRB, SEC, or other comparable state or local government agency; in compelled sworn testimony; or as otherwise may be required by law, Executive agrees that he will not disparage or defame the Released Parties or any of the Released Parties’ current or former employees, directors, officers, agents, or contractors, or Deluxe’s management or services. Deluxe likewise agrees that it will not disparage Executive.
13.Cooperation. Executive agrees to cooperate with Deluxe with respect to any claims or lawsuits brought or threatened to be brought against the Released Parties, which relate to or involve Executive’s employment with Deluxe or any transactions, decisions, or actions of Deluxe in which Executive was involved or had knowledge of while a Deluxe employee (the “Covered Subjects”). As part of Executive’s agreement to cooperate, Executive agrees to be available upon reasonable notice at mutually-agreeable times to discuss with Deluxe and its counsel issues related to litigation or potential litigation exposure with respect to the Covered Subjects. Executive also agrees to appear without subpoena for deposition or testimony at the request of Deluxe in connection with claims or lawsuits relating to Covered Subjects. Deluxe will reimburse Executive for all reasonable and customary expenses he incurs while cooperating with Deluxe pursuant to this Section 13, in accordance with Deluxe’s regular expense reimbursement practices and Deluxe will provide reasonable compensation to Executive for his time required in providing such cooperation, the same to be agreed upon by the parties.
14.Return of Information and Property. Executive affirms that he will return all originals and all copies of Deluxe’s records, correspondence and documents, and all other property and assets of Deluxe, created or obtained by Executive as a result of or in the course of or in connection with his employment with Deluxe which are in his possession or control, whether confidential or not, including, but not limited to, any notes, diaries, computer files or other documents containing information regarding Executive’s experiences or knowledge of Deluxe business or employee matters, prior to the Separation Date.
15.Passwords and Password-Protected Documents. Executive agrees that, prior to the Separation Date, he will deliver to Deluxe all passwords in use by Executive at the time of his termination, a list of any documents that Executive has created or of which Executive is otherwise aware are password-protected, and the password(s) necessary to access such password-protected documents.
16.Non-Assignability. Executive understands and agrees that this Separation Agreement is personal to him. The duties, rights, and obligations set forth herein may not be delegated or assigned by Executive to any other person without prior written consent of Deluxe. Deluxe’s rights and obligations hereunder may be assigned to any successor following a sale of Deluxe or of Deluxe’s assets, or any other transaction involving a change in control.
17.Governing Law; Severability. This Separation Agreement shall be governed by the laws of the State of Minnesota without regard to the choice of law provisions of any jurisdiction. If any part of this Separation Agreement is construed to be invalid and/or unenforceable, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Separation Agreement shall remain in full force and effect. The language of all parts of this Separation Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.
18.Choice of Venue. The parties agree that any and all legal actions or proceedings brought to interpret or enforce this Separation Agreement or in any other way arising out of or in relation to this Separation Agreement shall be brought exclusively in the state or federal courts of the State of Minnesota and hereby consent to the jurisdiction of such courts for any such action and further waive any objection to the convenience of the forum or venue.
19.Entire Agreement. This Separation Agreement, the documents referenced herein or attached hereto, and the award and similar agreements entered into between Executive and Deluxe with respect to various equity, bonus, retention and similar compensation (collectively, “Incentive Award Agreements”) contain the entire agreement between Executive and Deluxe with respect to Executive’s employment and separation from employment and there are no promises or understandings outside of this Separation Agreement, the documents referenced herein or attached hereto, and the Incentive Award Agreements, with respect to Executive’s employment or separation from employment with Deluxe. The Incentive Award Agreements will function in accordance with their respective terms, notwithstanding the entry by the parties into this Separation Agreement, the same being set forth in the spreadsheet, of even date herewith, separately delivered to Executive. Any modification of or addition to this Separation Agreement must be in a writing signed by Executive and an appropriate representative of Deluxe.

20.Waiver. The waiver by either party of a breach by the other party of any provision of this Separation Agreement shall not operate or be construed as a waiver of any subsequent breach.
21.Section 409A Compliance. The right to a series of payments under this Separation Agreement will be treated as a right to a series of separate payments. Each payment under this Separation Agreement that is made within 2-1/2 months following the end of the year that contains the Separation Date is intended to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) as a short-term deferral within the meaning of the final regulations under Section 409A. Each payment under this Separation Agreement that is made later than 2-1/2 months following the end of the year that contains the end Separation Date is intended to be exempt from Section 409A under the two-times exception of Treasury Reg. § 1.409A-1(b)(9)(iii), up to the limitation on the availability of that exception specified in the regulation. If the timing of any payment subject to Section 409A could occur in one or more tax years depending on Executive’s employment-related actions, such as the signing of a release, then such payment will be made as soon as possible in the later tax year.
22.Enforcement. The remedies below are in addition to any other rights and remedies that Deluxe may have at law or in equity.
a.    Injunctive Relief and Other Damages. Executive acknowledges and agrees that the post-employment restrictions in the Confidentiality Agreement (the “Post-Employment Restrictions”) are reasonable and necessary in order to protect and maintain the legitimate business interests of Deluxe, and that their enforcement would not prevent him from earning a livelihood. Executive recognizes that his breach of Sections 12, 13, 14, or 15 of this Separation Agreement or the Post-Employment Restrictions, would result in irreparable injury to Deluxe, that in the event of their breach, Deluxe’s remedy at law for damages will be inadequate, and that Deluxe shall be entitled to seek an injunction to restrain the continuing breach by Executive, Executive’s partners, agents, servants, or employees, or any other persons or entities acting for or with Executive as provided by law and/or equity. Deluxe may further be entitled to damages in connection with the enforcement of this Separation Agreement as provided by law and/or equity and including the recovery of any profits and revenues obtained by Executive while engaging in violations of the Post-Employment Restrictions or Sections 12, 13, 14, or 15 of this Separation Agreement. Executive agrees that if he violates the Post-Employment Restrictions or the terms of this Separation Agreement, he will reimburse the Released Parties for any attorneys’ fees, costs, or other damages arising from his breach, other than Executive challenging his waiver of claims under the Age Discrimination in Employment Act.
23.Counterparts and Electronic Signatures. This Separation Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and the counterparts together shall constitute one and the same agreement. A copied, scanned, or faxed signature shall be treated the same as an original.
24.Receipt of Disclosures. Executive agrees and acknowledges that pursuant to the Older Workers Benefit Protection Act, information regarding the group of employees covered by the employment termination program of which Executive’s termination is a part, the eligibility factors applicable to the program, the time limits applicable to the program, and the job titles and ages of the individuals selected for the program have been provided to Executive in the document attached hereto as Exhibit B.

25.Executive Representation. EXECUTIVE AFFIRMS THAT HE HAS READ THIS SEPARATION AGREEMENT. EXECUTIVE ACKNOWLEDGES THAT HE WAS PROVIDED WITH A REASONABLE AND SUFFICIENT PERIOD OF TIME TO CONSIDER WHETHER TO ACCEPT THIS SEPARATION AGREEMENT PRIOR TO SIGNING IT. EXECUTIVE AGREES THAT THE PROVISIONS OF THIS SEPARATION AGREEMENT ARE UNDERSTANDABLE TO HIM, THAT HE HAS ENTERED INTO THIS SEPARATION AGREEMENT FREELY AND VOLUNTARILY, AND THAT HE WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SEPARATION AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Separation Agreement by their signatures below.

Dated:	January 23, 2024	/s/ Michael Reed
Michael Reed

Dated:	January 24, 2024	Deluxe Corporation
By /s/ Jeffrey L. Cotter
Its CAO, GC

EXHIBIT A
SECOND RELEASE OF CLAIMS
WHEREAS, on January ___, 2024 Michael Reed (“Executive”) and Deluxe Corporation (“Deluxe”) entered into a Separation and Release Agreement to effect the termination of Executive’s employment with Deluxe (the “Separation Agreement”); and
WHEREAS, as consideration for Deluxe’s promises and obligations under the Separation Agreement, Executive agreed to sign a second release of claims on or after his employment termination (the “Second Release”);
NOW, THEREFORE, Executive agrees as follows:
1.Release of Claims. As an inducement to Deluxe to enter into the Separation Agreement, and in exchange for the consideration provided for in the Separation Agreement, Executive hereby settles any and all claims that he has or may have against Deluxe and its predecessors, successors, assigns, parents, affiliates, subsidiaries and related companies, and its and their officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, directors and/or other representatives (collectively, the “Released Parties”) as a result of Deluxe’s hiring of Executive, Executive’s employment with Deluxe, the cessation of Executive’s employment with Deluxe, or any act, occurrence, or omission occurring prior to the date of this Second Release.
For the consideration expressed in the Separation Agreement, Executive, on behalf of himself and his heirs, successors, representatives and assigns, hereby releases and discharges the Released Parties from any and all claims, causes of action, liabilities, damages, and right to relief of any kind that Executive has or ever had against the Released Parties, known or unknown, by reason of Executive’s employment by Deluxe and any matter or fact giving rise to this Second Release. Executive’s release of claims is intended to extend to and includes, among other things, claims of any kind arising under or based upon the Age Discrimination in Employment Act, as Amended by the Older Worker’s Benefits Protection Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Fair Credit Reporting Act; the Individual Retirement Income Security Act of 1974; the Equal Pay Act; the Worker Adjustment and Retraining Notification Act; 42 U.S.C. § 1981, the Sarbanes-Oxley Act, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the Fair Credit Reporting Act, the Vocational Rehabilitation Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Lily Ledbetter Fair Pay Act of 2009, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Consumer Credit Protection Act, the American Recovery and Reinvestment Act of 2009, the Families First Coronavirus Response Act, the Uniformed Services Employment and Reemployment Rights Act; Georgia Fair Employment Practices Act of 1978, Ga. Code Ann. §§ 45-19-20 to -46; Ga. Code Ann. §§ 34-5-1 to -7 (equal pay); Georgia Equal Employment for Persons With Disabilities Code, Ga. Code Ann. §§ 34-6A-1 to -6 (physical and mental disabilities); Ga. Code Ann. § 34-1-2 (age discrimination); Ga. Code Ann. § 34-1-3 (jury duty or other mandatory judicial proceeding); Ga. Code Ann. § 21-2-404 (voter leave); the Minnesota Human Rights Act, the Minnesota Equal Pay for Equal Work Law, the Minnesota Fair Labor Standards Act, the Minnesota Labor Relations Act, the Minnesota Occupational Safety and Health Act, the Minnesota Criminal Background Check Act, the Minnesota Lawful Consumable Products Law, the Minnesota Smokers’ Rights Law, the Minnesota Parental Leave Act, the Minnesota Adoptive Parent Leave Law, the Minnesota Whistleblower Act, the Minnesota Drug and Alcohol Testing in the Workplace Act, the Minnesota Workers’ Compensation Law

(excluding claims for benefits), the Minnesota Consumer Reports Law, the Minnesota Victim of Violent Crime Leave Law, the Minnesota Domestic Abuse Leave Law, the Minnesota Bone Marrow Donation Leave Law, the Minnesota Military and Service Leave Law, the Minnesota Minimum Wage Law, the Minnesota Drug and Alcohol Testing in the Workplace Act, Minnesota Statutes Chapter 181, Minn. Stat. § 176.82, the Minnesota Constitution, and any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising out the events giving rise to this Second Release.
Executive also agrees and understands that he is giving up any and all other claims, whether grounded in contract or tort theories, including, but not limited to: wrongful discharge; breach of contract (including, without limitation, any claims for unpaid compensation); tortious interference with contractual relations; promissory estoppel; detrimental reliance; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower; intentional or negligent infliction of emotional distress; and claims for punitive damages or attorneys’ fees or any other theory, whether legal or equitable.

Additionally, nothing in this Second Release purports to release or waive claims that may not be released or waived as a matter of law; claims based on events, occurrences, or omissions that occur after the date of the Second Release; or claims related to any already vested benefits under the terms of any of Deluxe’s benefit plans. Similarly, nothing in this Second Release prevents Executive from challenging the validity of this agreement or from filing any non-legally waivable claim with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC, NLRB, or comparable state or local agency; however, Executive agrees and understands that the Second Release waives all claims and rights to monetary or other recovery for any legal claims to the fullest extent permitted by law.
This Second Release does not prohibit Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission (“SEC”), the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Second Release requires Executive to seek prior authorization of Deluxe to make any such reports or disclosures and Executive does not need and is not required to notify Deluxe that he has made any such reports or disclosures. This Second Release is not intended to and does not restrict Executive from seeking or obtaining an SEC whistleblower award.
Finally, Executive understands that under the U.S. Defend Trade Secrets Act of 2016, he will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal. Executive hereby represents that he is not aware of any violation of law as outlined in this Section.
2.Consideration Period and Advice to Consult with Counsel. Executive is hereby informed that he has a period of forty-five (45) days from Executive’s date of receipt to sign this Second Release, during which time Executive may consult with an attorney and consider whether to sign Second Release. Changes to this Second Release, whether material or immaterial, will not restart the running of this forty-five (45) day acceptance period. During this time, Deluxe advises and encourages Executive to consult with an attorney of his choice. To receive the consideration provided for in the Separation Agreement, Executive must return a signed and dated original copy of this Second Release to: Jeffrey L. Cotter, Chief Administrative Officer, General Counsel and Senior Vice President, Deluxe Corporation, 801 Marquette Avenue South, Minneapolis, MN 55402.
3.Right to Revoke and Rescind. Executive is hereby informed of his right to revoke this Second Release as far as it extends to potential claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §§ 621 et seq., by written notice to Deluxe within seven (7) calendar days following Executive’s execution of this Second Release. Executive is also informed of his right to rescind his release of claims, insofar as it extends to potential claims under the Minnesota Human Rights Act (“MHRA”), by informing Deluxe of Executive’s intent to do so within fifteen (15) calendar days following his signing of this Second Release. Any such revocation or rescission must be made in writing and delivered by hand or by certified mail, return receipt requested, postmarked on or before the last day of the applicable revocation or rescission period to the representative identified in Section 2.
If Executive exercises his right to revoke or rescind his release of claims under the MHRA or ADEA, Deluxe may, at its option, either nullify the Separation Agreement in its entirety, or keep it in effect in all respects other than as to that portion of the release of claims that Executive has revoked or rescinded. Executive agrees and understands that if Deluxe chooses to nullify the Separation Agreement in its entirety, Deluxe will have no obligations under the Separation Agreement or the Deluxe Corporation Severance Plan for Certain Executive Level Employees dated July 30, 2019.

4.Executive Representation. EXECUTIVE AFFIRMS THAT HE HAS READ THIS SECOND RELEASE. EXECUTIVE ACKNOWLEDGES THAT HE WAS PROVIDED WITH A REASONABLE AND SUFFICIENT PERIOD OF TIME TO CONSIDER WHETHER TO SIGN THIS SECOND RELEASE PRIOR TO SIGNING IT. EXECUTIVE AGREES THAT THE PROVISIONS OF THIS SECOND RELEASE ARE UNDERSTANDABLE TO HIM, THAT HE HAS ENTERED INTO THIS SECOND RELEASE FREELY AND VOLUNTARILY, AND THAT HE HEREBY WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SECOND RELEASE.

Do not sign before Separation Date.

Dated: _________

_________________________________
Michael Reed

EXHIBIT B
These disclosures are provided to you as part of your Separation and Release Agreement (“Separation Agreement”) in accordance with the Older Workers Benefit Protection Act (“OWBPA”).
Certain members of senior leadership at Deluxe Corporation (“Deluxe”) are being offered severance benefits in connection with the termination of their employment (the “Leadership Changes”). The individuals whose employment was considered for termination are referred to as the “Leadership Changes Decisional Unit.” You are receiving these disclosures because your employment will be ending as part of the Leadership Changes. Your employment separation date is reflected in your Separation Agreement.
All employees in the Leadership Changes Decisional Unit are eligible to receive separation benefits, as described in each eligible employee’s Separation Agreement. To accept the separation benefits described in your individual Separation Agreement, you must sign your Separation Agreement and return it to Jeffrey L. Cotter, Chief Administrative Officer, Senior Vice President and General Counsel, Deluxe Corporation, 801 Marquette Avenue South, Minneapolis, MN 55402 or jeff.cotter@deluxe.com, within forty-five (45) calendar days of receiving the Separation Agreement. Following your signing of the Separation Agreement, you will have seven (7) calendar days to revoke (that is, cancel) the Separation Agreement to the extent it applies to claims under the Age Discrimination in Employment Act, as set forth in greater detail in your Separation Agreement.
The list set forth below shows the job titles and ages of all individuals in the Leadership Changes Decisional Unit and whether they were selected for position elimination.
Please review this information and your individual Separation Agreement carefully. You are advised to consult with an attorney prior to signing your Separation Agreement. If you have any questions, you may contact Jeffrey L. Cotter at jeff.cotter@deluxe.com or (612) 382-2327.

Leadership Changes Decisional Unit
The list set forth below includes the job titles and ages of all individuals in the Leadership Changes Decisional Unit and indicates which were selected for employment termination.

Title	Age	Selected (Yes/No)
Chief Human Resources Officer	55	Yes
SVP, President, B2B	52	Yes
CEO of First American, Managing Director, Deluxe Payments	65	Yes

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